EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement pertaining to the 1996 Incentive Stock Option Plan (Form S-8, No. 333-______) of United Bankshares, Inc. and subsidiaries, of our report dated February 24, 1997, with respect to the consolidated financial statements of United Bankshares, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                           /s/ERNST & YOUNG LLP


Charleston, West Virginia
March 27, 1997


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